UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 1, 2004

HANOVER COMPRESSOR COMPANY

(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-13071 (Commission File Number)	76-0625124 (IRS Employer Identification No.)

12001 North Houston Rosslyn Houston, Texas (Address of Principal Executive Offices)	77086 (Zip Code)

Registrant’s telephone number, including area code: (281) 447-8787

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

The disclosure under Item 5.02 of this report is also responsive to Item 1.01 hereof and is incorporated herein by reference.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

     On October 1, 2004, the Board of Directors of Hanover Compressor Company unanimously elected John E. Jackson as President and Chief Executive Officer. Mr. Jackson will replace Chad C. Deaton, who has decided to resign from the positions of President, Chief Executive Officer and director of the company which he has held since August 2002 in order to join Baker Hughes, Inc. as its Chairman and Chief Executive Officer. Mr. Jackson’s appointment and Mr. Deaton’s resignation will be effective on October 25, 2004.

     John E. Jackson, 46, has served as Senior Vice President and Chief Financial Officer of Hanover Compressor Company since February 2002 and as a director of the company since July 2004. Prior to joining Hanover, Mr. Jackson served as Vice President and Chief Financial Officer of Duke Energy Field Services, a joint venture of Duke Energy and Phillips Petroleum that is one of the nation’s largest producers and marketers of natural gas liquids. Mr. Jackson joined Duke Energy Field Services as Vice President and Controller in April 1999 and was named Chief Financial Officer in February 2001. Prior to joining Duke Energy Field Services, Mr. Jackson served in a variety of treasury, controller and accounting positions at Union Pacific Resources between June 1981 and April 1999.

     We have entered into an agreement with Mr. Jackson pursuant to which he is entitled to receive an annual base salary of $540,000 for the remainder of 2004 and for 2005. Mr. Jackson is also eligible to receive an annual bonus up to 100% of his annual base salary based upon his personal performance and the performance of the company as determined by the Board of Directors of the company. In addition, Mr. Jackson received 100,000 shares of restricted stock issued under the Hanover Compressor Company 2003 Stock Incentive Plan that vest annually in one-fourth increments beginning on October 1, 2005.

     In the event Mr. Jackson is terminated without cause, he will be entitled to receive, among other benefits, a severance payment equal to one times his annual base salary. In the event (1) Mr. Jackson is terminated without cause or (2) Mr. Jackson terminates his employment for certain reason, and in either case such termination of his employment occurs within twelve months of a change of control of Hanover Compressor Company, Mr. Jackson will be entitled to receive, among other benefits, a severance payment equal to three times the sum of his annual base salary and target bonus which was in effect immediately prior to the change of control of Hanover Compressor Company and acceleration of vesting of all long-term incentives as well as the company match in his 401(k) Plan.

Item 9.01 Financial Statements and Exhibits.

     (a) Financial Statements of Businesses Acquired.

Not applicable.

     (b) Pro Forma Financial Information.

Not applicable.

     (c) Exhibits.

Number	Description of Exhibit
10.1	Employment Letter with John E. Jackson dated October 5, 2004

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HANOVER COMPRESSOR COMPANY
Date: October 6, 2004	By:	/s/ Gary M. Wilson
	Name:	Gary M. Wilson
	Title:	Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Number	Description of Exhibit
10.1	Employment Letter with John E. Jackson dated October 5, 2004